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Prospectus Supplement No. 1                     Filed Pursuant to Rule 424(b)(3)
to Prospectus dated July 13, 2000                     Registration No. 333-40630



                               VIEWCAST.COM, INC.

                     UP TO 1,334,454 SHARES OF COMMON STOCK
                                       AND
             UP TO 140,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

         This Prospectus Supplement supplements the information contained in the Prospectus of ViewCast.com, Inc., dated July 13, 2000, and relates to the resale as described herein of the securities covered by the Prospectus by the Selling Securityholders identified herein.


SELLING SECURITYHOLDER                       NUMBER OF SHARES OF OUR COMMON
                                                    STOCK TO BE SOLD
Elliot Associates                                    666,666 Shares




         Elliot Associates owns prior to the sale covered by this Prospectus Supplement 666,666 shares of our common stock and will not own any shares of our common stock after the sale of the shares. The shares to be sold by Elliot Associates under this Prospectus Supplement will be sold in the NASDAQ SmallCap Market or in over-the-counter markets in accordance with the Plan of Distribution set forth in the Prospectus at prevailing market prices or in negotiated transactions.

          The date of this Prospectus Supplement is September 15, 2000.